Exhibit 23(a)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-89034, 333-37858, 333-116008, 333-160945, 333-190603, 333-323687, and 333-232686) on Form S-8 and No. 333-257243 on Form S-3 of our reports dated February 24, 2023, with respect to the consolidated financial statements of Lamar Advertising Company and Lamar Media Corp. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
KPMG LLP
Baton Rouge, Louisiana
February 24, 2023